Cary, NC
Contact: Shawn Poe, CFO 919-677-4019

Ply Gem Reports Second Quarter 2013 Results

August 13, 2013 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”) (NYSE: PGEM), a leading manufacturer of exterior building products in North America, today announced financial results for the second quarter and six months ended June 29, 2013.

Highlights of Ply Gem's 2013 second quarter financial results included:

•	On May 23, 2013, Ply Gem issued 18,157,895 shares of common stock and received proceeds of $353.4 million, net of underwriting discounts and offering expenses.

•	Net sales for the second quarter were $368.1 million, higher than 2012 second quarter net sales of $307.3 million by $60.9 million, or 19.8%.

•	The Company's second quarter acquisitions (Gienow-April 9, 2013 and Mitten-May 31, 2013) provided net sales of $37.5 million from the acquisition dates through June 29, 2013.

•
Excluding $23.5 million of one-time initial public offering costs incurred during the second quarter, our 2013 second quarter operating earnings decreased $6.7 million to $24.2 million compared to operating earnings of $30.9 million for 2012, reflecting more adverse weather conditions experienced in 2013 relative to 2012, labor inefficiencies, and operating ramp-up costs related to significant unit volume increases in our U.S. Window business.

•	Our second quarter 2013 Adjusted EBITDA was $41.1 million compared to Adjusted EBITDA of $45.1 million for the second quarter of 2012.

“Ply Gem's sales continue to benefit from the recovery in new construction markets; however, demand for big ticket repair and remodeling items has been sluggish and further compressed by unfavorable weather conditions during the first quarter that drove higher inventory levels within distribution channels, which resulted in lower demand for our products during April and May.” said Gary E. Robinette, Ply Gem's President and CEO.

Mr. Robinette went on to say “The expected recovery in the U.S. housing market represents significant growth opportunity for Ply Gem, however it also brings near-term challenges primarily in the form of labor resource requirements to meet increasing market demand. Recognizing this challenge, earlier this year we launched our enterprise lean initiative that when completed will provide greater manufacturing flexibility.”

“In regards to our two recently completed acquisitions of Gienow and Mitten, both of these businesses complement Ply Gem's existing portfolio of products while expanding our North American footprint. I expect each of these strategic acquisitions to yield meaningful synergies and growth opportunities, while enhancing Ply Gem's future sales and earnings performance.” concluded Mr. Robinette.

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents, cellular PVC trim, vinyl fencing, vinyl and composite railing, stone veneer and vinyl windows and doors used in both new construction and home repair and remodeling in the United States and Western Canada. Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors. Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows, Ply Gem® Canada and Great Lakes® Window. The Company's brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 6,200 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a live webcast on August 13, 2013 at 10:00 a.m. EST to report second quarter results. To access the webcast, log on to www.plygem.com, click on “Investor Relations”, select “Webcasts” and then click on the webcast link.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, availability of labor force and efficiencies, and product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
###

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands, except shares and per share data)	June 29, 2013	June 30, 2012

Net sales	$368,140	$307,289
Cost of products sold	293,880	233,916
Gross profit	74,260	73,373
Operating expenses:
Selling, general and administrative expenses	45,349	35,745
Amortization of intangible assets	4,722	6,742
Initial public offering costs	23,527	—
Total operating expenses	73,598	42,487
Operating earnings	662	30,886
Foreign currency (loss) gain	(346)	96
Interest expense	(24,892)	(25,958)
Interest income	59	39
Tax receivable agreement liability adjustment	(8,143)	—
Loss on modification or extinguishment of debt	(18,948)	—
Income (loss) before benefit for income taxes	(51,608)	5,063
Benefit for income taxes	(731)	(204)
Net income (loss)	$(50,877)	$5,267
Basic and diluted net income (loss) attributable to common shareholders per share	$(0.90)	$0.11
Basic and diluted weighted average shares outstanding	56,345,375	48,962,494

	For the six months ended
(Amounts in thousands, except shares and per share data)	June 29, 2013	June 30, 2012

Net sales	$625,237	$546,465
Cost of products sold	509,131	430,177
Gross profit	116,106	116,288
Operating expenses:
Selling, general and administrative expenses	83,565	70,739
Amortization of intangible assets	8,924	13,461
Initial public offering costs	23,527	—
Total operating expenses	116,016	84,200
Operating earnings	90	32,088
Foreign currency (loss) gain	(379)	164
Interest expense	(48,560)	(51,014)
Interest income	74	54
Tax receivable agreement liability adjustment	(8,143)	—
Loss on modification or extinguishment of debt	(18,948)	—
Loss before provision for income taxes	(75,866)	(18,708)
Provision for income taxes	3,118	1,668
Net loss	$(78,984)	$(20,376)
Basic and diluted net loss attributable to common shareholders per share	$(1.50)	$(0.42)
Basic and diluted weighted average shares outstanding	52,694,950	48,962,494

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.    The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 5 has been derived from the December 31, 2012 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of June 29, 2013, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), non-cash loss (gain) on modification or extinguishment of debt, amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, environmental remediation, restructuring and integration expenses, acquisition costs, initial public offering costs, customer inventory buybacks, tax receivable liability adjustments, impairment charges and management fees paid under our advisory agreement with an affiliate of the CI Capital Partnership. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) internally measure our operating performance and (ii) determine our incentive compensation programs. In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	June 29, 2013	June 30, 2012
Net income (loss)	$(50,877)	$5,267
Interest expense, net	24,833	25,919
Benefit for income taxes	(731)	(204)
Depreciation and amortization	11,171	13,189
Non cash loss (gain) on foreign currency transactions	346	(96)
Customer inventory buyback	2,172	119
Restructuring/integration expense	1,439	—
Acquisition costs	1,025	—
Non cash charge of purchase price allocated to inventories	883	—
Initial public offering costs	23,527	—
Management fee (terminated in 2013)	175	902
Tax receivable agreement liability adjustment	8,143	—
Loss on modification or extinguishment of debt	18,948	—
Adjusted EBITDA	$41,054	$45,096

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the six months ended
	June 29, 2013	June 30, 2012
Net loss	$(78,984)	$(20,376)
Interest expense, net	48,486	50,960
Provision for income taxes	3,118	1,668
Depreciation and amortization	20,886	26,506
Non cash loss (gain) on foreign currency transactions	379	(164)
Customer inventory buyback	2,172	564
Restructuring/integration expense	3,821	—
Acquisition costs	1,340	—
Non cash charge of purchase price allocated to inventories	883	—
Initial public offering costs	23,527	—
Management fee (terminated in 2013)	410	1,204
Tax receivable agreement liability adjustment	8,143	—
Loss on modification or extinguishment of debt	18,948	—
Adjusted EBITDA	$53,129	$60,362

3.	Operating segment results for the three and six months ended June 29, 2013 follows:

	For the three months ended
(Amounts in thousands)	June 29, 2013		June 30, 2012
Net sales
Siding, Fencing and Stone	$199,191	54%	$188,518	61%
Windows and Doors	168,949	46%	118,771	39%
	$368,140	100%	$307,289	100%
Gross profit
Siding, Fencing and Stone	$55,387	75%	$54,761	75%
Windows and Doors	18,873	25%	18,612	25%
	$74,260	100%	$73,373	100%

	For the six months ended
(Amounts in thousands)	June 29, 2013		June 30, 2012
Net sales
Siding, Fencing and Stone	$336,796	54%	$331,305	61%
Windows and Doors	288,441	46%	215,160	39%
	$625,237	100%	$546,465	100%
Gross profit
Siding, Fencing and Stone	$90,024	78%	$87,487	75%
Windows and Doors	26,082	22%	28,801	25%
	$116,106	100%	$116,288	100%

4.	Long-term debt amounts in the selected balance sheets at June 29, 2013 and December 31, 2012 consisted of the following:

	June 29, 2013	December 31, 2012
(Amounts in thousands)

Senior secured asset based revolving credit facility	$15,000	$15,000
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $33,877 and $40,870, respectively	722,123	799,130
9.375% Senior notes due 2017, net of
unamortized discount of $5,330 and $9,746, respectively	90,670	150,254
	$827,793	$964,384

5. The following is a summary of selected balance sheet amounts at June 29, 2013 and December 31, 2012:

	June 29, 2013	December 31, 2012
(Amounts in thousands)

Cash and cash equivalents	$27,933	$27,194
Accounts receivable, less allowances	212,763	115,052
Inventories	151,893	100,292
Prepaid expenses and other current assets	22,787	15,384
Property and equipment, net	112,796	99,105
Intangible assets, net	121,149	94,356
Goodwill	420,763	392,455
Accounts payable	116,647	67,797
Payable to related parties pursuant to tax receivable agreement- non-current	35,832	—
Long-term debt	827,793	964,384
Stockholders' deficit	(70,186)	(314,942)